UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

LINDBLAD EXPEDITIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01          Entry into a Material Definitive Agreement.

On May 26, 2022 Lindblad Expeditions Holdings, Inc. (the "Company") reached an agreement with its Export Credit Agency ("ECA") lender, Eksfin, which represents the Norwegian government, and Citibank, N.A., London Branch to amend its ECA facilities in line with the ECA community's adopted principles to assist cruise company borrowers and entered into that certain (i) Side Letter re: the Senior Secured Credit Agreement dated January 8, 2018, as amended as of April 8, 2019 by a First Amendment, as amended and restated as of June 12, 2020 by a Second Amendment, and as further amended and restated by a Third Amendment, dated as of June 14, 2021 (the "312 Side Letter"), among LEX Endurance Ltd., as borrower, the Company, as holdings, Citibank, N.A., London Branch, as ECA agent and collateral agent, and Citibank Europe plc, UK Branch, as administrative agent and (ii) Side Letter re: the Senior Secured Credit Agreement dated as of April 8, 2019, as amended by the First Amendment, dated June 12, 2020, and as further amended and restated by a Second Amendment, dated as of June 14, 2021 (the "316 Side Letter" and, together with the 312 Side Letter, the "Side Letters"), among Lindblad Bluewater II Limited, as borrower, the Company, as holdings, Citibank, N.A., London Branch, as ECA agent and collateral agent, and Citibank Europe plc, UK Branch, as administrative agent. The primary elements of the Side Letters include:

●	Extension of effective suspension of the Total Net Leverage Ratio covenant from March 2022 through December 2022.
●
Replacement, for calendar year 2022 only, of the requirement to provide two valuations showing the Fair Market Value of the vessels financed pursuant to the two ECA facilities, with a requirement to provide one valuation for each vessel showing the replacement value of such vessel.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2022, Lindblad Expeditions Holdings, Inc. (the “Company”) announced the appointment of Noah Brodsky as the Company’s new Chief Commercial Officer, effective May 31, 2022 (the “Effective Date”).

Mr. Brodsky has built a 20+ year career focused on inspirational travel experiences and premium guest service through a succession of sales, marketing and operating roles at leading global hospitality companies. He is a demonstrated leader in innovative marketing strategies, revenue growth and digital transformation. Most recently, Noah served as the President of the Travel + Leisure Group and Chief Brand Officer for Travel + Leisure Co., the world’s leading membership and leisure travel company. During his tenure, he led the rebranding of the company, substantially grew the rental division, and created and launched multiple branded products, including a full-service travel agency, a subscription travel club, and a licensed goods business.

In connection with Mr. Brodsky’s appointment, the Company entered into an employment agreement with Mr. Brodsky (the “Employment Agreement”) for an initial term of four years commencing on the Effective Date that automatically renews for additional 12 month periods unless either party provides notice of non-renewal at least 60 days before the end of the then-current contract term. The Employment Agreement provides for: (i) an initial annual base salary of $400,000; (ii) an annual bonus opportunity through an incentive bonus program established by the Company’s board of directors or its compensation committee to be initially targeted at 75% of annual base salary subject to the attainment of individual and Company performance goals; (iii) an annual equity incentive award to be initially targeted at 100% of annual base salary, subject to the discretion of the Company’s board of directors or its compensation committee; and (iv) a grant valued at $1.75 million, 75% of which will be issued in options and 25% of which will be issued in Restricted Stock Units, each vesting annually pro rata over a four-year period commencing on the Effective Date under the Company’s 2021 Long-Term Incentive Plan (the “LTIP”); provided, however, that if Mr. Brodksy’s employment terminates without cause or due to his resignation for good reason within one year after a change in control, 100% of the restricted shares and the shares subject to the stock option (to the extent outstanding following such transaction) shall vest.

In addition, if Mr. Brodsky’s employment is terminated without cause or due to his resignation for good reason, he will be entitled to continuation of his annual base salary and payment or reimbursement of COBRA premiums for a 12-month period. Upon such termination or his death or disability, Mr. Brodsky will also be entitled to a pro-rated portion of any annual bonus for the year of termination. To receive these severance payments and benefits, Mr. Brodsky must execute a general release of claims. Mr. Brodsky will also be prohibited from competing with the Company for a period of two years following his termination of employment.

The foregoing description of the employment agreement is qualified in entirety by the full text of the employment agreement, a copy of which is attached as Exhibit 10.1.

Item 7.01              Regulation FD Disclosure.

On May 31, 2022, the Company issued a press release announcing the appointment described above in Item 5.02. The Company is furnishing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement by and between Lindblad Expeditions Holdings, Inc. and Noah Brodsky.
Exhibit 10.2	LINDBLAD – $107,694,892.00 SENIOR SECURED CREDIT AGREEMENT – SIDE LETTER
Exhibit 10.3	LINDBLAD – $122,840,000.00 SENIOR SECURED CREDIT AGREEMENT – SIDE LETTER
Exhibit 99.1	Press Release of Lindblad Expeditions Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

May 31, 2022	By:	/s/ Craig I. Felenstein
Craig I. Felenstein Chief Financial Officer